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                                                                    Exhibit 32.1

                Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Form 10-Q of Associated Materials Incorporated (the "Company") for the period ended July 3, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Michael Caporale, Jr., President, Chief Executive Officer and Director of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

      1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

      2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 17, 2004                 By: /s/ Michael Caporale, Jr.
                                          --------------------------------------
                                          Michael Caporale, Jr.
                                          President, Chief Executive Officer and
                                          Director
                                          (Principal Executive Officer)

A signed original of this written statement required by Section 906 has been provided to Associated Materials Incorporated and will be retained by Associated Materials Incorporated and furnished to the Securities and Exchange Commission or its staff upon request.

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